EXHIBIT 10.9
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THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE AMENDS, RESTATES AND SUPERSEDES
THAT CERTAIN REVOLVING CREDIT NOTE DATED APRIL 10, 2003, IN THE MAXIMUM PRINCIPAL AMOUNT OF $5,900,000.00 MADE BY THE UNDERSIGNED PAYABLE TO CITIZENS BANK OF MASSACHUSETTS AND IS EXECUTED AND DELIVERED IN ACCORDANCE WITH THE THIRD AMENDMENT TO CREDIT AGREEMENT OF EVEN DATE. THIS NOTE IS THE SO-CALLED "REPLACEMENT REVOLVING NOTE" REFERENCED IN THE AFORESAID THIRD AMENDMENT AND IS ENTITLED TO ALL OF THE BENEFITS AND SECURITY PROVIDED THEREUNDER.


CITIZENS BANK OF MASSACHUSETTS                              AMENDED AND RESTATED
                                                           REVOLVING CREDIT NOTE
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$10,000,000.00                                                    April 30, 2003

     For value received, Able Laboratories, Inc., a corporation duly organized and existing under the laws of The State of Delaware and having a principal place of business at 6 Hollywood Court, South Plainfield, NJ 07080 (the "Borrower") hereby promises to pay to the order of Citizens Bank of Massachusetts, a Massachusetts banking corporation (the "Bank"), at the office of the Bank located at 28 State Street, Boston, Massachusetts 02109 or at such other address as the holder hereof may designate, the principal sum of TEN MILLION DOLLARS ($10,000,000.00 ), or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower pursuant to the terms of the Credit Agreement defined below, whichever is less, in lawful money of the United States of America in immediately available funds. If any advances are made during the period from the date hereof until June 30, 2005, (as such date may be extended, in writing, from time to time, in the Bank's sole and absolute discretion, the "Revolving Credit Termination Date"), unless an Event of Default (as defined in the Credit Agreement) occurs, the Borrower may borrow, repay and reborrow as provided in the Credit Agreement, provided that all outstanding principal plus accrued and unpaid interest shall be paid in full on the Revolving Credit Termination Date.

     This Note is issued pursuant to that certain Credit Agreement of even date by and between the Borrower and the Bank, as the same has been amended and modified by that certain Third Amendment to Credit Agreement (the "Third Amendment") of even date by and between the Borrower and the Bank (collectively, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") and constitutes the "Replacement Revolving Note" as provided in the Third Amendment. Capitalized terms used herein that are not defined shall have the same meanings assigned to such terms in the Credit Agreement. The Bank is entitled to the benefit and security of the Credit Agreement and all of the Related Agreements referred to therein. Reference is hereby made to the Credit Agreement, the terms of which are incorporated herein by reference, for a statement of all of the terms and conditions under which Advances under the Revolving Credit Facility evidenced by, among other things, this Note, are made and are to be repaid. In the event of any inconsistency between the terms of the Credit Agreement and this Note, the terms of the Credit Agreement shall govern and control.

     This Revolving Credit Note evidences the Maximum Revolving Credit Facility Limit as defined in Section 2A.1 of the Credit Agreement.

     The outstanding principal of all Advances shall accrue interest at the variable rate selected by the Borrower from the interest rate options set forth in the Credit Agreement as either a Prime Rate Loan, a LIBOR Rate Loan or a LIBOR Advantage Rate Loan in accordance with the terms and conditions of the Credit Agreement. The Borrower shall make periodic payments of interest on the unpaid principal balance hereof in accordance with the Credit Agreement.

     Interest shall be computed on the basis of a three hundred sixty (360) day year and actual days elapsed. Upon the occurrence of an Event of Default, or after maturity, or after judgment has been rendered on this Revolving Credit Note, at the option of the Bank, the Borrower's right to select pricing options shall cease and the unpaid balance of the Revolving Credit Note shall accrue interest at a rate equal to the Default Rate as set forth in the Credit Agreement. Time is of the essence hereof. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment, with a minimum late charge of $35.00. The date and amount of each Advance under the Non-Restoring Credit Facility made by the Bank to the Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof shall be recorded by the Bank on its books.

     The Borrower may prepay this Note, or portions thereof, subject to the prepayment provisions as provided in the Credit Agreement. The Credit Agreement also sets forth terms and conditions governing the Borrower's right to elect to convert or to renew the principal of this Note into another type of Loan.

     If, at any time, the aggregate principal amount of all Advances outstanding under this Note shall exceed the Maximum Revolving Credit Limit, the Borrower shall immediately prepay so much of the outstanding principal balance, together with accrued interest on the portion of principal so prepaid, as shall be necessary in order that the unpaid principal balance, after giving effect to such prepayments, shall not be in excess of the Maximum Revolving Credit Limit.

     All payments, including any prepayments as set forth above, shall, at the option of the Bank, be applied first to the payment of all costs and expenses incurred by the Bank arising out of the loan transaction evidenced by this Note for which the Borrower is responsible pursuant to the Credit Agreement and which have not been paid or reimbursed to the Bank, then to accrued interest on the unpaid principal due under this Note, and the balance on account of the principal due under this Note. All payments shall be in lawful money of the United States of America in immediately available funds.

     Upon the happening of any Event of Default, as defined in the Credit Agreement, other than an Event of Default described in Sections 9.7 or 9.8 of the Agreement, the Bank may (i) declare the then outstanding principal of this Note and all interest accrued thereon and all applicable late and other charges and all other liabilities and obligations of the Borrower to the Bank to be immediately due and payable, whereupon the same shall become immediately due and payable, and/or (ii) terminate any obligation of the Bank to make Advances under the Credit Agreement, all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other demand or notice of any kind, all of which are expressly waived by the Borrower. Failure to exercise either or both such options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 9.7 or Section 9.8 of the Credit Agreement, (A) any obligation of the Bank to advance pursuant to the Non-Restoring Credit Facility shall automatically terminate, and (B) the outstanding principal balance of this Note and all interest accrued thereon and all applicable late and other charges and all other liabilities and obligations of the Borrower to the Bank shall become automatically due and payable without presentment or demand for payment, notice of non-payment, protest or any other demand or notice of any kind, all of which are expressly waived by the Borrower.

     The Borrower agrees to pay all reasonable costs, including reasonable attorneys' fees, costs relating the collection, or enforcement of this Note or any guaranty of this Note or in any litigation arising out of the transactions of which this Note or any guaranty of this Note is a part.

     Upon the occurrence of an Event of Default, the Borrower hereby grants to the Bank a lien, security interest, and right of set off as security for all of the Borrower's liabilities and obligations to the

Bank, whether now existing or hereafter arising, upon and against all the deposits, credits, collateral and property of the Borrower now or hereafter in the possession, custody, or control of Citizens Financial Group, Inc. or any entity under the control of it or in transit to any of them. At any time after the occurrence of an Event of Default, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan evidenced hereby. TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

     THE BANK AND THE BORROWER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE, INCLUDING THE AFORESAID CREDIT AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

     THE BORROWER (1) ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION AND (2) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF ANY OF ITS PROPERTY, AT ANY TIME PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

     All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of The Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank. If any provision of this Note shall, to any extent, be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected.

     The Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the loan documents.

     The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     The Borrower waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and agrees that the time for payment of this Note may be extended at the Bank's sole discretion, without impairing the Borrower's liability hereon, and the Borrower further consents to the release of all or any part of the security for the payment hereof at the discretion of the Bank, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the Bank in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.


     This Note shall bind the heirs, executors, administrators, successors and assigns of each Borrower and shall inure to the benefit of the Bank, its successors and assigns.


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

     This Note is executed as a sealed instrument and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


WITNESS:                               ABLE LABORATORIES, INC.



/s/Robert Weinstein                    By: /s/Dhananjay G. Wadekar
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                                       Print Name:  Dhananjay G. Wadekar
                                                   --------------------------
                                       Title:  President
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